                                                                    EXHIBIT 99.1

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1995
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                                   FORM 8-A/A
                               (AMENDMENT NO. 1)*
                            ------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            ------------------------
                        AMERICAN HEALTH PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     95-4084878
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                            ------------------------

      6400 SOUTH FIDDLER'S GREEN CIRCLE                           80111
                  SUITE 1800                                    (ZIP CODE)
             ENGLEWOOD, COLORADO
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------
       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      NONE

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /
                            ------------------------
       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                               PSYCHIATRIC GROUP
                                PREFERRED STOCK,
                           PAR VALUE $0.01 PER SHARE
                                (TITLE OF CLASS)

                            DEPOSITARY SHARES, EACH
                REPRESENTING A ONE-TENTH INTEREST IN A SHARE OF
                       THE REGISTRANT'S PSYCHIATRIC GROUP
                   PREFERRED STOCK, PAR VALUE $0.01 PER SHARE
                                (TITLE OF CLASS)
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(*Original File No. 1-9381)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     American Health Properties, Inc. (the "Company," which term refers to the Company and its subsidiaries unless the context otherwise requires) is (a) creating a new series of preferred stock, par value $0.01 per share, to be designated "Psychiatric Group Preferred Stock" (the "Psychiatric Group Stock"), and (b) making a distribution to its holders of Common Stock (the "Distribution") of depositary shares (the "Depositary Shares"), each representing a one-tenth interest in one share of Psychiatric Group Stock.

     By way of the issuance of Psychiatric Group Stock, the Company seeks to separate the economic attributes of its investments in psychiatric hospitals (the "Psychiatric Group," as more fully defined herein) and its core investments in acute care hospitals, rehabilitation hospitals, a medical office building and a long-term care facility (the "Core Group," as more fully defined herein) into two distinct portfolios, with two distinct classes of publicly traded shares intended to represent those portfolios. The assets, liabilities and expenses of the Company have been allocated between the two portfolios. In the future, in addition to consolidated financial statements, the Company will publish separate financial statements for each Group. Dividends and other payouts or distributions with respect to the Common Stock and Psychiatric Group Stock are expected to be a function of the individual financial performance of the Core Group and the Psychiatric Group, respectively.

                             SPECIAL CONSIDERATIONS

STOCKHOLDERS OF ONE COMPANY; FINANCIAL PERFORMANCE OF ONE GROUP COULD AFFECT THE OTHER GROUP

     Notwithstanding the allocation of assets and liabilities (including contingent liabilities), stockholders' equity and items of income, expense and cash flow between each Group for purposes of preparing their respective financial statements, the change in the capital structure of the Company effected by the Psychiatric Group Stock issuance will not affect the respective legal title to assets or responsibility for liabilities of the Company or any of its subsidiaries. The Psychiatric Group Stock issuance will not affect the rights of creditors of the Company or any subsidiary, including rights under financing covenants. Each holder of the Company's Common Stock or Psychiatric Group Stock will be a holder of an issue of capital stock of the entire Company and will be subject to risks associated with an investment in the Company and all of its businesses, assets and liabilities. For example, if the cash flow and proceeds of any sales of assets of the Psychiatric Group should be insufficient to service intercompany loans or other debt owed by the Psychiatric Group, the Core Group would be adversely affected.

     Financial effects arising from one Group that affect the Company's consolidated results of operations, financial condition or borrowing costs could affect the results of operations, financial condition or borrowing costs of the other Group or the market price of shares relating to the other Group. In addition, net losses of one Group, as well as dividends and distributions on, and repurchases of, Common Stock or Psychiatric Group Stock will reduce the funds of the Company legally available for dividends on both the Common Stock and the Psychiatric Group Stock.

POTENTIAL CONFLICTS OF INTEREST

     The issuance of Psychiatric Group Stock could give rise to occasions when the interests of the holders of Common Stock and the holders of Psychiatric Group Stock might diverge or appear to diverge. Examples include determinations by the Board and, in certain circumstances, the management of the Company to (i) pay or omit the payment of dividends on Common Stock or Psychiatric Group Stock,
(ii) allocate consideration to be received in connection with a merger or consolidation involving the Company among holders of Common Stock and Psychiatric Group Stock, (iii) advance or repay intercompany loans as described below, (iv) redeem Psychiatric Group Stock or exchange it for Common Stock, (v) approve dispositions of assets of either of the Groups and (vi) make other operational and financial decisions with respect to one Group that could be considered to be detrimental to the other Group. When making decisions with regard to matters that create potential conflicts of interest, the Board will act in accordance with the terms of the Company's Certificate of Incorporation, management and accounting policies as described in "Management and Accounting Policies" and its fiduciary duties. The Company's management will be

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

responsible for both the Core Group and the Psychiatric Group and consequently could make management decisions with respect to one Group that could be considered detrimental to the other. Each of the foregoing potential conflicts of interest is discussed below:

          No Assurance of Payment of Dividends. The Board's current dividend policy is described under "Dividend Policy" below. However, the Board could, in its sole discretion, declare and pay dividends on the Common Stock alone, on Psychiatric Group Stock alone or on both the Common Stock and the Psychiatric Group Stock, in equal or unequal amounts, notwithstanding the amount of assets available for dividends on either class of stock, the amount of prior dividends declared on either class of stock, Funds From Operations or asset sale proceeds attributable to either Group or any other factor. Net losses of either Group, dividends and distributions on either Common Stock or Psychiatric Group Stock, redemption of Common Stock or Psychiatric Group Stock and repurchases of Common Stock or Psychiatric Group Stock would reduce the funds of the Company legally available for dividends on both the Common Stock and the Psychiatric Group Stock.

          Allocation of Consideration to be Received in Mergers or Consolidations. No class vote of holders of Psychiatric Group Stock will be required upon a merger or consolidation if the type and amount of consideration therefor is divided between holders of Psychiatric Group Stock and holders of Common Stock in a manner determined to be fair by the Board (whose determination shall be conclusive). In any such merger or consolidation, the division of consideration under the method used by the Board might be materially different from such division had the Board chosen a different method. In addition, no class vote of holders of Psychiatric Group Stock will be required upon a merger or consolidation if the Psychiatric Group Stock remains outstanding and unchanged as a result of the merger or consolidation or the Psychiatric Group Stock is converted into capital stock of the surviving company to the merger or consolidation having terms substantially similar to the terms of the Psychiatric Group Stock. As a result, the consideration to be received by the holders of Psychiatric Group Stock in any such merger or consolidation might be materially less valuable than the consideration such holders would have received had the approval of the holders of a majority of Psychiatric Group Stock been required.

          Advancement or Repayment of Intercompany Loans. The Board could, in its sole discretion, from time to time, decide to advance or repay intercompany loans between the Groups, or not to advance or repay intercompany loans between the Groups, and such advancement or repayment (or refusal to advance or repay) could have disproportionate effects on the Core Group and Psychiatric Group. See "Management and Accounting Policies" below.

          Optional Redemption or Exchange of Psychiatric Group Stock. The Company may, at any time commencing one year after the date of the Distribution and in its sole discretion, redeem all outstanding shares of Psychiatric Group Stock for cash or in exchange for newly issued shares of Common Stock at a 15% premium (i.e. for cash in an amount, or in exchange for newly issued shares of Common Stock having an aggregate value (based on the average Market Value for the ten consecutive Trading Days ending on the last Trading Day prior to the date on which notice of such exchange is mailed to holders of Psychiatric Group Stock), equal to 115% of the average Market Value during such ten Trading Day period of the shares of Psychiatric Group Stock being redeemed); provided, however, that in connection with the sale of all or substantially all of the assets of the Psychiatric Group the Company may at any time after the date of the Distribution redeem all outstanding shares of Psychiatric Group Stock for cash or in exchange for newly issued shares of Common Stock at a 5% premium (calculated in the manner described above). If at any time commencing one year after the date of the Distribution, the Fair Market Value of the assets (other than cash, deposits and readily marketable securities) of the Psychiatric Group (as determined by the Board, whose determination shall be conclusive) is less than $10,000,000, the Company may, in its sole discretion, redeem all outstanding shares of Psychiatric Group Stock for cash in an amount, or in exchange for newly issued shares of Common Stock having an aggregate value (based on the average Market Value for the ten consecutive Trading Days ending on the last Trading Day prior to the date on which notice of such exchange is mailed to holders of Psychiatric Group Stock), equal to 105% of the Net Fair Market Value of the Psychiatric Group (as determined by the Board, whose determination shall be conclusive). In either instance, the redemption or exchange could be disadvanta-geous to the holders of the Common Stock or the Psychiatric Group Stock. See "-- Potential Effects of Exchange or Redemption of Psychiatric Group Stock" below.

          Dispositions of Psychiatric Group Assets. The Board may, in its sole discretion and without stockholder approval, approve sales and other dispositions of any amount of the properties and assets of the Psychiatric Group since Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the properties and assets of the entire Company. Over time the total assets in the Psychiatric Group are expected to decrease reflecting the Company's ongoing program to sell, restructure or seek other means to reduce its investment in the psychiatric sector. See "Dividend Policy." There can be no assurance as to the timing of any such asset sales or that upon the disposition of Psychiatric Group assets the Company would realize net proceeds equal to the book value thereof.

          Operational and Financial Decisions. The Board could, in its sole discretion, from time to time, make operational and financial decisions that affect disproportionately the businesses of the Core Group and Psychiatric Group, such as the allocation of funds for capital expenditures and the payment of dividends. The Company's management is responsible for both the Core Group and the Psychiatric Group and could make similar decisions. For further discussion of potential conflicts of interest arising from financial decisions, see "-- Intercompany Loans" below.

FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS

     Principles of Delaware law established in cases involving differing treatment of two classes of capital stock provide that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to either group of stockholders. Although the Company is not aware of any precedent involving the fiduciary duties of directors of corporations in relation to separate classes or series of capital stock the rights of which are defined by reference to specified operations of the corporation, under the principles of Delaware law referred to above and the "business judgment rule," the Board should be protected in acting with respect to matters having disparate impacts upon holders of Common Stock and holders of Psychiatric Group Stock so long as it is disinterested and adequately informed with respect to such matters and acts in good faith.

     Disproportionate ownership interests of members of the Board in Common Stock or Psychiatric Group Stock or disparate values of Common Stock and Psychiatric Group Stock could create or appear to create potential conflicts of interest when directors are faced with decisions that might have different implications for holders of Common Stock and holders of Psychiatric Group Stock. See "-- Potential Conflicts of Interest" above. Nevertheless, the Company believes that a director would be able to discharge his or her fiduciary responsibilities even if his or her interests in shares of Common Stock and Psychiatric Group Stock were disproportionate and/or had disparate values.

INTERCOMPANY LOANS

     If the Psychiatric Group is unable to repay any intercompany loans owed to the Core Group, the Core Group would be adversely impacted. For this and other reasons, the Board has established policies relating to the amount of intercompany loans and required repayments thereof. The following policies were in effect as of the date of this Registration Statement.

     (a) the aggregate revolving intercompany loans owed by the Psychiatric Group to the Core Group will be limited to a maximum of $8,750,000 at any one time outstanding, subject to reduction of such limit commensurate with any permanent repayment in the future of working capital loans extended to psychiatric hospital operators, but in no event will such limit be reduced below $5,000,000;

     (b) except as permitted by (a) above, no additional fixed rate or other intercompany loans will be advanced by the Core Group to the Psychiatric Group;

     (c) if the Psychiatric Group sells any assets out of the ordinary course, the Net Proceeds from Psychiatric Group Asset Sales will be applied, first, to repay revolving intercompany loans owed by the Psychiatric Group to the Core Group to the extent of the psychiatric hospital operator working

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

         capital loans associated with the asset or assets sold, second, to repay fixed rate intercompany loans owed by the Psychiatric Group to the Core Group (until repaid in full), and third, to repay other revolving intercompany loans owed by the Psychiatric Group to the Core Group (until repaid in full), before any remaining Net Proceeds from Psychiatric Group Asset Sales may be used to make distributions to holders of Psychiatric Group Stock as described under "Dividend Policy"; and

     (d) excess cash held by the Psychiatric Group (other than Net Proceeds from Psychiatric Group Asset Sales, which will be treated as described in
         (c) above) will be applied to reduce revolving intercompany loans owed by the Psychiatric Group to the Core Group (until repaid in full), subject to the ability of the Psychiatric Group, at the option of the Board, to re-borrow cash from the Core Group up to the limitations described in (a) above to cover future cash needs of the Psychiatric Group (including, without limitation, to fund dividends in a manner consistent with the dividend policy then applicable to the Psychiatric Group Stock).

For information concerning certain additional policies relating to intercompany loans established by the Board and the Board's power to change policies, see "Management and Accounting Policies."

     Nothing in the foregoing policies obligates the Board to cause the Core Group to provide funds to the Psychiatric Group if the Board determines it is in the best interests of the Company not to do so. See "Management and Accounting Policies."

LIMITED STOCKHOLDER VOTING RIGHTS

     Subject to certain limited exceptions, holders of Common Stock, Psychiatric Group Stock and any other series of Preferred Stock outstanding at the time of such vote and so entitled to vote will vote as one class on all matters coming before any meeting of stockholders. Holders of Common Stock and Psychiatric Group Stock will not have any right to vote on matters as a separate class (except pursuant to certain limited class voting rights provided under Delaware law and, in limited circumstances, in connection with a merger or consolidation of the Company with or into another company). Similarly, separate meetings for the holders of Common Stock or Psychiatric Group Stock will not be held.

     Certain matters as to which the holders of Common Stock and Psychiatric Group Stock are entitled to vote may involve a divergence or the appearance of a divergence of the interests of holders of Common Stock and Psychiatric Group Stock. Holders of Common Stock will likely be entitled to a substantial majority of the total votes to which the then outstanding voting stock of the Company is entitled. See "-- Potential Conflicts of Interest" and "Description of Capital Stock of the Company -- Voting Rights."

POSSIBILITY THAT PSYCHIATRIC GROUP STOCKHOLDERS WILL RECEIVE NO PREMIUM IF COMPANY IS ACQUIRED

     The terms of the Psychiatric Group Stock do not provide any separate class vote to holders of Psychiatric Group Stock to approve a merger or consolidation if (a) the Psychiatric Group Stock remains outstanding and unchanged as a result of the merger or consolidation, (b) the type and amount of consideration for such merger or consolidation is divided between holders of Psychiatric Group Stock and holders of Common Stock in a manner determined to be fair by the Board (whose determination shall be conclusive) or (c) the Psychiatric Group Stock is converted into capital stock of the surviving company to the merger or consolidation having terms substantially similar to the terms of the Psychiatric Group Stock. If the Company is acquired in a merger or consolidation in which holders of Common Stock receive a premium, holders of Psychiatric Group Stock may be required to continue to hold their existing shares (under clause (a) above) or receive substantially similar shares (under clause (c) above) and may thereby receive no premium in connection with such acquisition.

LIMITED STOCKHOLDER APPROVAL RIGHTS FOR FUTURE ISSUANCES OF STOCK

     The Company will not solicit the approval of the holders of Psychiatric Group Stock or Common Stock for the issuance from the authorized but unissued shares of Common Stock and Preferred Stock of the Company of additional shares of Common Stock or of a newly designated series of Preferred Stock (unless

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

such approval is deemed advisable by the Board or is required by stock exchange regulations or such issuance would require amendment of the Company's Certificate of Incorporation). The Company does not intend to issue any further Psychiatric Group Stock except upon exercise of options granted in connection with the Distribution.

MANAGEMENT AND ACCOUNTING POLICIES SUBJECT TO CHANGE

     The Board has adopted certain management and accounting policies described herein with respect to intercompany loans, cash management, corporate expenses, allocation of assets and liabilities (including contingent liabilities) and inter-Group transactions, any and all of which could be modified or rescinded in the sole discretion of the Board without the approval of stockholders, although there is no present intention to do so. The Board could also adopt additional policies depending upon the circumstances. Any determination by the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that could have disparate effects upon holders of Common Stock and Psychiatric Group Stock, will be made by the Board in good faith and in the honest belief that such decision is in the best interests of the Company's stockholders, including holders of Common Stock and Psychiatric Group Stock. In addition, generally accepted accounting principles would require that changes in accounting principles must be preferable (in accordance with generally accepted accounting principles) to the principles previously in place. See "Management and Accounting Policies."

POTENTIAL EFFECTS OF EXCHANGE OR REDEMPTION OF PSYCHIATRIC GROUP STOCK

     The terms of the Psychiatric Group Stock permit the exchange or redemption of all such stock for Common Stock or cash upon the terms described under "Description of Capital Stock of the Company -- Exchange and Redemption." Since such exchange or redemption may be at a premium to the then current market price of the Psychiatric Group Stock, and since the Board could determine to effect such an exchange or redemption at a time when either or both the Common Stock and the Psychiatric Group Stock may be considered to be overvalued or undervalued, the exchange or redemption could be disadvantageous to the holders of the Common Stock or the Psychiatric Group Stock. In addition, any such exchange would preclude holders of Common Stock and Psychiatric Group Stock from retaining their investment in a security that is intended to reflect separately the performance of their respective Groups.

NO ASSURANCE AS TO MARKET PRICE

     It is not possible to predict the impact of the issuance of the Psychiatric Group Stock on the market price of the Common Stock and there can be no assurance that the market prices of the Psychiatric Group Stock and Common Stock will together exceed the market price for the Common Stock prior to the Distribution. The market prices of the Common Stock and the Psychiatric Group Stock will be determined in the trading markets and could be influenced by many factors, including the consolidated results of the Company, as well as the respective performances of the Core Group and the Psychiatric Group, investors' expectations for the Company as a whole, the Core Group and the Psychiatric Group, trading volume and general economic and market conditions. There can be no assurance that investors will assign values to the Common Stock and Psychiatric Group Stock based on the reported financial results and prospects of the Core Group and Psychiatric Group, respectively, or the dividend policies established by the Board with respect to each Group. Accordingly, financial results of one Group that affect the Company's consolidated results of operations or financial condition could affect the market price of shares of both the Common Stock and the Psychiatric Group Stock. In addition, the Company cannot predict the impact on the market price of the Common Stock and Psychiatric Group Stock of certain terms of the Psychiatric Group Stock, such as the ability of the Company to exchange or redeem Psychiatric Group Stock, the discretion of the Board to make various determinations and the minority voting power of the Psychiatric Group Stock.

LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS

     If the Psychiatric Group were a separate independent company, any person interested in acquiring that Group without negotiation with management could seek control of that Group by obtaining control of its

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

outstanding voting stock. By contrast, a person interested in acquiring only the Psychiatric Group without negotiation with the Company's management would likely be able to do so only by obtaining majority control of the Common Stock. Other limitations apply to acquisitions of the Company's capital stock. See "Description of Capital Stock of the Company."

FINANCIAL COVENANTS

     Financial covenants in the Company's various debt agreements require the Company to maintain certain financial ratios, including (i) a minimum tangible net worth of $260 million plus 75% of certain equity proceeds and (ii) a fixed charge coverage ratio of at least 1.85 to 1. Such debt agreements also limit the amount of outstanding indebtedness, and certain other financings, of the Company, and require that specified ratios of liabilities to tangible net worth and asset values be maintained. Such debt covenants further limit the payment of dividends and other distributions to stockholders, including making funds available to stockholders through the purchase, redemption or retirement of capital stock. This restriction on dividends and other distributions applies to both the Common Stock and the Psychiatric Group Stock and, in general, limits such payments to 95% of consolidated cash flow available for debt service, less interest expense, plus gains on asset dispositions and plus certain proceeds ("PG Excess Proceeds") from the disposition of Psychiatric Group assets after the repayment of Psychiatric Group indebtedness. Dividends or other distributions paid out of PG Excess Proceeds will be available only for the Psychiatric Group Stock and will be limited to $30 million in the aggregate and $15 million in any calendar year. These covenants in various debt agreements may limit the financial flexibility of the Company as well as its ability to pay dividends, or otherwise make funds available to stockholders (for example through redemptions or repurchases of stock), in the future. However, dividends or other distributions that are payable in the form of stock are generally not restricted. In addition, if the Company borrows additional funds in the future, or refinances existing debt obligations, it is expected that the Company will agree to financial covenants which could be more or less restrictive than those referred to above. For additional information on the Company's debt and the provisions of its debt agreements, see the notes to the Company's consolidated financial statements, as well as the corresponding notes to the financial statements of the Core Group and the Psychiatric Group, included elsewhere herein.

                                DIVIDEND POLICY

     The Company expects to declare quarterly dividends on the Common Stock and the Psychiatric Group Stock in the future based primarily upon the Funds From Operations attributable to the Core Group and the Psychiatric Group, respectively. Specifically, the Company expects to maintain the Common Stock dividend payout ratio at less than 90% of annual Funds From Operations attributable to the Core Group and the Psychiatric Group Stock dividend payout ratio (excluding distributions out of asset sale proceeds) at less than 95% of annual Funds From Operations attributable to the Psychiatric Group.

     In addition, the Company expects to use the Net Proceeds from Psychiatric Group Asset Sales initially to repay then outstanding intercompany loans or other debt owed by the Psychiatric Group and then to distribute all remaining net proceeds, if any, to holders of Psychiatric Group Stock by dividend, tender offer, open market or privately negotiated repurchases or otherwise (in cash, or in Common Stock valued at a ten Trading Day average Market Value prior to the time of the distribution).

     The payment of dividends on the Common Stock and Psychiatric Group Stock will also be dependent in part upon the financial condition of the Company as a whole.

     The Company expects the aggregate annual dividends paid on the Common Stock and the Psychiatric Group Stock to be at least sufficient to cause the Company to maintain its status as a REIT. In order to permit the Company to qualify as a REIT, the Company must distribute to stockholders at least 95% of its annual REIT taxable income (which essentially is its net ordinary income, excluding capital gains). Generally, as a result of non-cash items, primarily depreciation, cash dividends have exceeded and may continue to exceed the Company's REIT taxable income and to that extent represent a return of capital.

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

     Dividends on the Common Stock and Psychiatric Group Stock will be limited to the Available Dividend Amount attributable to the Core Group and the Psychiatric Group, respectively. The Available Dividend Amount is similar to the amount that would be legally available under Delaware law for the payment of dividends by the Core Group or the Psychiatric Group, as the case may be, if such Group were a separate Delaware corporation. There can be no assurance that there will be an Available Dividend Amount with respect to either Group. All dividends on Common Stock will be deemed to be out of the Core Group's funds and all dividends on Psychiatric Group Stock will be deemed to be out of the Psychiatric Group's funds.

     Dividends on the Common Stock and the Psychiatric Group Stock will be further limited to the amount of funds of the Company legally available under Delaware law for the payment of dividends by the Company on its capital stock. Payments of dividends on either the Common Stock or the Psychiatric Group Stock will decrease the amount of funds legally available for the payment of dividends on both the Common Stock and the Psychiatric Group Stock.

     See also "Special Considerations -- Financial Covenants" above.

                       MANAGEMENT AND ACCOUNTING POLICIES

     The Company will prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for both of the Groups, and these financial statements, taken together, will comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of each Group principally reflect the investments included therein. Such Group financial statements could also include allocated portions of the Company's corporate assets, liabilities (including contingent liabilities), stockholders' equity and items of income, expense and cash flow that are not separately identified with the operations of the other Group. Notwithstanding such allocations for the purpose of preparing Group financial statements, each holder of Common Stock or Psychiatric Group Stock will be a holder of an issue of capital stock of the entire Company and will be subject to risks associated with an investment in the entire Company and all of its businesses, assets and liabilities. See "Special
Considerations -- Stockholders of One Company; Financial Performance of One Group Could Affect the Other Group" above.

     Cash management and allocation of principal corporate activities between the Psychiatric Group and the Core Group will be based upon methods that management believes to be reasonable and will be reflected in their respective Group financial statements. The following is a summary of certain policies adopted by the Board and relating to these matters, as in effect as of the date of this Registration Statement.

            (i) Cash needs of the Psychiatric Group in excess of cash held by the Psychiatric Group may, at the option of the Board, be funded by advances from the Core Group to the Psychiatric Group constituting additional revolving intercompany loans, but the aggregate revolving intercompany loans owed by the Psychiatric Group to the Core Group will be limited to a maximum of $8,750,000 at any one time outstanding, subject to reduction of such limit commensurate with any permanent repayment in the future of working capital loans extended to Psychiatric Hospital operators, but in no event will such limit be reduced below $5,000,000.

           (ii) Except as permitted by (i) above, no additional fixed rate or other intercompany loans will be advanced by the Core Group to the Psychiatric Group.

           (iii) All third party debt incurred by the Company and its subsidiaries will be specifically attributed to and reflected on the financial statements of the Core Group except for debt that is non-recourse to the assets of the Core Group.

           (iv) All Common Stock and any other class or series of stock of the Company other than the Psychiatric Group Stock, as well as the net proceeds of any future issuances thereof, will be specifically attributed to and reflected on the financial statements of the Core Group.

            (v) If the Psychiatric Group sells any assets out of the ordinary course, the Net Proceeds from Psychiatric Group Asset Sales will be applied, first, to repay revolving intercompany loans owed by the Psychiatric Group to the Core Group to the extent of the psychiatric hospital operator working capital loans associated with the asset or assets sold, second, to repay fixed rate intercompany loans owed by the Psychiatric Group to the Core Group (until repaid in full), and third, to repay other revolving intercompany loans owed by the Psychiatric Group to the Core Group (until repaid in full), before any remaining Net Proceeds from Psychiatric Group Asset Sales may be used to make distributions to holders of Psychiatric Group Stock as described under "Dividend Policy."

           (vi) Excess cash held by the Psychiatric Group (other than Net Proceeds from Psychiatric Group Asset Sales, which will be treated as described in (v) above) will be applied to reduce revolving intercompany loans owed by the Psychiatric Group to the Core Group (until repaid in full), subject to the ability of the Psychiatric Group, at the option of the Board, to re-borrow cash from the Core Group up to the limitations described in (i) above to cover future cash needs of the Psychiatric Group (including, without limitation, to fund dividends in a manner consistent with the dividend policy then applicable to the Psychiatric Group Stock).

           (vii) Fixed rate intercompany loans owed by the Psychiatric Group to the Core Group will (a) bear interest at a fixed rate of approximately 13% per annum (which is equal to the weighted average interest rate on the Company's fixed rate senior debt at December 31, 1994, plus 2%) and (b) be prepayable without premium at any time, at the option of the Board. The higher interest rate charged to the Psychiatric Group reflects management's belief that the consolidated Company is a stronger credit than the Psychiatric Group on a stand alone basis.

          (viii) Revolving intercompany loans owed by the Psychiatric Group to the Core Group will (a) bear interest at a floating rate equal from time to time to the prevailing prime rate (as determined by the Board, whose determination shall be conclusive) plus 2% and (b) be prepayable without premium at any time, at the option of the Board. The higher interest rate charged to the Psychiatric Group reflects management's belief that the consolidated Company is a stronger credit than the Psychiatric Group on a stand alone basis.

           (ix) Cash held by the Psychiatric Group in excess of intercompany loans owed by the Psychiatric Group required to be repaid as set forth in
     (v) and (vi) above may, at the option of the Board, be advanced to the Core Group as revolving intercompany loans (to the extent such cash can be beneficially put to use by the Core Group) or otherwise invested on behalf of the Psychiatric Group.

            (x) Revolving intercompany loans owed by the Core Group to the Psychiatric Group will (a) bear interest at a floating rate equal from time to time to the weighted average interest rate borne by the Company's revolving debt (or, for periods in which there is no such revolving debt outstanding, the interest rate at which the Company could borrow on a revolving basis, as determined by the Board, whose determination shall be conclusive) and (b) be prepayable without premium at any time, at the option of the Board. The interest rate charged to the Core Group reflects management's belief that the consolidated Company and the Core Group, on a stand alone basis, are comparable credits.

           (xi) As a result of the foregoing, the balance sheet of the Core Group will reflect its net revolving and net fixed rate intercompany loans to or borrowings from the Psychiatric Group, and the balance sheet of the Psychiatric Group will reflect its net revolving and net fixed rate intercompany loans to or borrowings from the Core Group. Similarly, the respective income statements of the Core Group and the Psychiatric Group will reflect interest income or expense, as the case may be, associated with such loans or borrowings and the respective statements of cash flows of the Core Group and the Psychiatric Group will reflect changes in the amounts thereof deemed outstanding.

           (xii) Corporate, general and administrative costs that cannot be directly allocated to either Group will be allocated between the Core Group and the Psychiatric Group on the basis of their respective contributions to revenue, provided that at no time will such expenses allocated to either Group be less than $250,000 per annum.

     Nothing in the foregoing policies obligates the Board to cause the Core Group to provide funds to the Psychiatric Group if the Board determines it is in the best interests of the Company not to do so. The foregoing policies may be modified or rescinded in the sole discretion of the Board without the approval of stockholders, although there is no present intention to do so. The Board could also adopt additional policies depending upon the circumstances. Any determination by the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that could have disparate effects upon holders of Common Stock and Psychiatric Group Stock, would be made by the Board in the good faith belief that such decision is in the best interests of the Company and its stockholders, including the holders of Common Stock and Psychiatric Group Stock. In addition, generally accepted accounting principles would require that changes in accounting principles must be preferable (in accordance with generally accepted accounting principles) to the principles previously in place.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

     The following description is intended as a summary of the principal provisions of, and is qualified in all respects by reference to, (a) the Company's Certificate of Incorporation and Bylaws previously filed with the Securities and Exchange Commission and (b) the Certificate of Designations specifying the terms of the Psychiatric Group Stock, a form of which is filed as
Exhibit 4.3 to this Registration Statement on Form 8-A.

GENERAL

     The Certificate of Incorporation of the Company provides that the Company is authorized to issue 25,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share, issuable in series by the Board. As of December 31, 1994, the Company had issued and outstanding 20,851,000 shares of Common Stock. No shares of Preferred Stock were issued or outstanding, but the Company had authorized the issuance of approximately 232,000 Series A Preferred Shares (hereinafter defined), which constitute a series of the Company's Preferred Stock, as part of its Preferred Stock Purchase Rights Plan. See "-- Preferred Stock Purchase Rights Plan" below. The Company is issuing approximately 210,000 shares of Psychiatric Group Stock, which constitutes a separate series of the Company's Preferred Stock, in connection with the Distribution. Such shares are the only shares of Psychiatric Group Stock authorized by the Board to be issued, except shares of Psychiatric Group Stock issuable upon exercise of options granted in connection with the Distribution.

     The authorized but unissued shares of Common Stock and Preferred Stock of the Company will be available for issuance from time to time by the Company at the sole discretion of the Board for any proper corporate purpose, which could include raising capital, providing compensation or benefits to employees, paying stock dividends or acquiring companies or businesses. The Preferred Stock may be issued in such series and with such voting powers, and such preferences or other special rights, qualifications, limitations or restrictions, as may be stated and expressed in the resolutions authorizing its issuance as may be adopted by the Board from time to time. Under applicable Delaware law, such future issuances of Common Stock or Preferred Stock would not require further approval of stockholders, and the Company would not seek approval of stockholders unless such approval would be required by stock exchange regulations, would be in conjunction with a further amendment to the Certificate of Incorporation or would otherwise be deemed advisable by the Board.

     Each holder of Common Stock or Psychiatric Group Stock will be a holder of an issue of capital stock of the entire Company and will be subject to the risks associated with an investment in the Company and all of its businesses, assets and liabilities. For example, if the cash flow and proceeds of any sales of assets of the Group should be insufficient to service intercompany loans or other debt owed by the Psychiatric Group, the Core Group would be adversely affected.

     The Depositary Shares have been approved for quotation on the National Association of Security Dealers Automated Quotations National Market ("NASDAQ/NM") under the symbol "AHEPZ" ("AHEZV" during when issued trading). The Common Stock will continue to trade on the NYSE under the symbol "AHE."

DIVIDENDS

     Dividends may be paid on the Common Stock and/or the Psychiatric Group Stock in equal or unequal amounts, when, as and if declared by the Board. Dividends on the Common Stock and Psychiatric Group Stock will be limited to the Available Dividend Amount attributable to the Core Group and the Psychiatric Group, respectively. The Available Dividend Amount is similar to the amount that would be legally available under Delaware law for the payment of dividends by the Core Group or Psychiatric Group, as the case may be, if such Group were a separate Delaware corporation. There can be no assurance that there will be an Available Dividend Amount with respect to either Group.

     Dividends on the Common Stock and the Psychiatric Group Stock will be further limited to the amount of funds of the Company legally available under Delaware law for the payment of dividends by the Company on its capital stock. Payments of dividends on either the Common Stock or the Psychiatric Group Stock will decrease the amount of funds legally available for the payment of dividends on both the Common Stock and the Psychiatric Group Stock.

     See also "Special Considerations -- Financial Covenants."

EXCHANGE AND REDEMPTION

     Common Stock. The Certificate of Incorporation does not provide for either mandatory or optional conversion, exchange or redemption rights relating to outstanding shares of Common Stock.

     Psychiatric Group Stock. The Company may, at any time commencing one year after the date of the Distribution and in its sole discretion, redeem all outstanding shares of Psychiatric Group Stock for cash in an amount, or in exchange for newly issued shares of Common Stock having an aggregate value (based on the average Market Value for the ten consecutive Trading Days ending on the last Trading Day prior to the date on which notice of such exchange is mailed to holders of Psychiatric Group Stock), equal to 115% of the average Market Value during such ten Trading Day period of the shares of Psychiatric Group Stock being redeemed; provided, however, that in connection with the sale of all or substantially all of the assets of the Psychiatric Group the Company may at any time after the date of the Distribution redeem all outstanding shares of Psychiatric Group Stock for cash or in exchange for newly issued shares of Common Stock having an aggregate value (based on the average Market Value for the ten consecutive Trading Days ending on the last Trading Day prior to the date on which notice of such exchange is mailed to holders of Psychiatric Group Stock), equal to 105% of the average Market Value during such ten Trading Day period of the shares of Psychiatric Group Stock being redeemed.

     If at any time commencing one year after the date of the Distribution, the Fair Market Value of the assets (other than cash, deposits and readily marketable securities) of the Psychiatric Group (as determined by the Board, whose determination shall be conclusive) is less than $10,000,000, the Company may, in its sole discretion, redeem all outstanding shares of Psychiatric Group Stock for cash in an amount, or in exchange for newly issued shares of Common Stock having an aggregate value (based on the average Market Value for the ten consecutive Trading Days ending on the last Trading Day prior to the date on which notice of such exchange is mailed to holders of Psychiatric Group Stock), equal to 105% of the Net Fair Market Value of the Psychiatric Group (as determined by the Board, whose determination shall be conclusive).

     In the event of any exchange or redemption described above, the Company will promptly cause to be given to each holder of record of Psychiatric Group Stock to be so exchanged or redeemed, a notice setting forth (A) a statement that such Psychiatric Group Stock will be exchanged or redeemed, as the case may be, (B) the Exchange Date or the Redemption Date, as the case may be, (C) the amount of Common Stock and/or cash to be distributed to such holder with respect to each share of such Psychiatric Group Stock, including details as to the calculation thereof, (D) the place or places where certificates for shares of Psychiatric Group Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), should be surrendered for delivery of certificates for shares of Common Stock and/or cash and (E) a statement to the effect that dividends on shares of such Psychiatric Group Stock will cease to be paid as of such Exchange Date or Redemption Date, as the case may be. Such notice will be sent by first-class mail, postage prepaid, not less than 20 nor more than 60 days prior to the Exchange Date or Redemption Date, as the case may be, and, in any case, to each holder of record of outstanding shares of Psychiatric Group Stock at such holder's address as the same appears on the stock transfer books of the Company. Neither the failure to mail such notice to any particular holder of shares of Psychiatric Group Stock nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Psychiatric Group Stock.

     No adjustments in respect of dividends on the Psychiatric Group Stock or Common Stock will be made upon the exchange or redemption of any shares of Psychiatric Group Stock; provided, however, that if the Exchange Date or Redemption Date therefor is after the record date for determining holders of such Psychiatric Group Stock entitled to any dividend or distribution thereon, such dividend or distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such exchange or redemption, in each case without interest.

     Before any holder of Psychiatric Group Stock will be entitled to receive certificates representing shares of Common Stock and/or cash to be distributed to such holder with respect to any exchange or redemption of shares of Psychiatric Group Stock, such holder will be required to surrender at such place as the Company specifies certificates for shares of Psychiatric Group Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement). As soon as practicable after the Company's receipt of certificates for such shares of Psychiatric Group Stock, the Company will deliver to the person for whose account such shares are so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of Common Stock and/or cash to which such person is entitled, together with any fractional payment referred to below, in each case without interest.

     The Company will not be required to issue or deliver fractional shares of Common Stock to any holder of Psychiatric Group Stock upon any exchange or redemption described above. If more than one share of Psychiatric Group Stock are held at the same time by the same holder, the Company may aggregate the number of shares of Common Stock that would be issuable upon any such exchange or redemption (including any fractional shares). If there are fractional shares of Common Stock remaining to be issued or distributed to any holder of any Psychiatric Group Stock, the Company will, if such fractional shares are not issued or distributed to such holder, pay cash in respect of such fractional shares in an amount equal to the fair market value of such fractional shares on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction of a share means the product of such fraction and the Market Value of one share of Common Stock.

     From and after the Exchange Date or Redemption Date for any exchange or redemption of shares of Psychiatric Group Stock, all rights of a holder of shares of Psychiatric Group Stock that are exchanged or redeemed will cease except for the right, upon surrender of the certificates representing such shares of Psychiatric Group Stock, to receive certificates representing shares of Common Stock and/or cash for which such shares are exchanged or redeemed, together with any fractional payment or rights to dividends as provided above, in each case without interest. No holder of a certificate that prior to the exchange of Psychiatric Group Stock represented shares of Psychiatric Group Stock will be entitled to receive any dividend or other distribution with respect to the shares of Common Stock for which shares of Psychiatric Group Stock are exchanged until surrender of such holder's certificate in exchange for a certificate or certificates representing shares of Common Stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the Exchange Date, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the Exchange Date for any exchange of Psychiatric Group Stock for Common Stock, the Company will, however, be entitled to treat the certificates for Psychiatric Group Stock that are not yet surrendered for exchange as evidencing the ownership of the number of whole shares of Common Stock for which the shares of Psychiatric Group Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.

     The Company will pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of Common Stock on exchange of shares of Psychiatric Group Stock pursuant to the provisions described above. The Company will not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock in a name other than that in which the shares of Psychiatric Group Stock so exchanged are registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Company the amount of any such tax, or establishes to the satisfaction of the Company that such tax has been paid.

     Except as specified above, the Certificate of Incorporation and Certificate of Designations relating to the Psychiatric Group Stock do not provide for either mandatory or optional conversion, exchange or redemption rights relating to outstanding shares of Psychiatric Group Stock.

VOTING RIGHTS

     Holders of Common Stock will be entitled to one vote per share and will vote as one class with the holders of Psychiatric Group Stock (together with any other series of Preferred Stock outstanding at the time of such vote and so entitled to vote) on all matters submitted to stockholders, other than matters which would be required by law or the Company's Certificate of Incorporation to be submitted to a separate class vote.

     Holders of Psychiatric Group Stock will be entitled to a variable number of votes per share equal to the ratio (calculated to the nearest three decimal places) of the average Market Value of one share of Psychiatric Group Stock to one share of Common Stock for the ten consecutive Trading Days ending on the last Trading Day prior to the applicable record date, and could have more than, less than or exactly one vote per share. This formula is intended to equate the proportionate voting rights of the Common Stock and Psychiatric Group Stock to their respective Market Values at the time of any vote. Holders of Psychiatric Group Stock will vote as one class with holders of Common Stock (together with any other series of Preferred Stock outstanding at the time of such vote and so entitled to vote) on all matters submitted to stockholders, other than matters which would be required by law or the Company's Certificate of Incorporation to be submitted to a separate class vote. Each holder of Depositary Shares will, through the depositary share arrangements described elsewhere herein, be entitled to a number of votes per Depositary Share equal to one-tenth the number of votes to which a holder of one share of Psychiatric Group Stock will be entitled.

     No class vote of holders of Psychiatric Group Stock will be required upon a merger or consolidation if (a) the Psychiatric Group Stock remains outstanding and unchanged as a result of the merger or consolidation, (b) the type and amount of consideration for such merger or consolidation is divided between holders of Psychiatric Group Stock and holders of Common Stock in a manner determined to be fair by the Board (whose determination shall be conclusive) or
(c) the Psychiatric Group Stock is converted into capital stock of the surviving company to the merger or consolidation having terms substantially similar to the terms of the Psychiatric Group Stock. A class vote of the holders of a majority of the outstanding shares of Psychiatric Group Stock will be required for any other merger or consolidation.

     Provisions of the Company's Certificate of Incorporation require that any action permitted or required to be taken by the stockholders must be effected at a duly called annual or special meeting; stockholders cannot take any action by written consent of the stockholders. Special meetings of the stockholders may be called only by a majority of the Board, by the Chairman of the Board or by the President and may not be called by the stockholders.

     Neither the holders of Common Stock nor the holders of Psychiatric Group Stock will have any cumulative voting rights or any preemptive rights to subscribe for or purchase additional shares of capital stock or any other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Common Stock and Psychiatric Group Stock will be entitled to receive their respective proportionate interests in the net assets of the Company, if any, remaining for distribution to holders of stock (after payment or provision for all liabilities, including contingent liabilities, of the Company and payment of the liquidation preference payable to holders of any other series of Preferred Stock ranking senior to the Psychiatric Group Stock as to distributions upon liquidation) pro rata based upon the average Market Value of the Common Stock as compared to the average Market Value of the Psychiatric Group Stock, in each case for the ten consecutive Trading Days ending on the Trading Day prior to the date of the first public announcement of (i) a voluntary liquidation, dissolution or winding-up of the Company or (ii) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Company; provided that if the foregoing would result in a liquidation payment valued at less than $1.00 per share of the Psychiatric Group Stock, the holders of Psychiatric Group Stock will not be entitled to a proportionate interest in such net assets but instead will be entitled to receive a liquidation preference of $1.00 per share (and no more) before any payment may be made to holders of Common Stock.

     Neither the merger nor consolidation of the Company into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, would be deemed a liquidation, dissolution or winding-up for these purposes.

DETERMINATIONS BY THE BOARD

     The Company's Certificate of Incorporation provides that a Director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) pursuant to specific provisions of Delaware law or (iv) for any transaction from which the Director derived any improper personal benefit. The liability of Directors will be further eliminated or limited to the fullest extent permitted by future changes in Delaware law. In addition, the Certificate of Designations relating to the Psychiatric Group Stock provides that any determinations made in good faith by the Board under such Certificate of Designations, and any determinations with respect to either Group or the rights of holders of shares of Common Stock or Psychiatric Group Stock made pursuant to or in furtherance of such Certificate of Designations, will be final and binding on all stockholders of the Company, subject to the rights of stockholders under Delaware law and under the federal securities laws.

PREFERRED STOCK PURCHASE RIGHTS PLAN

     On April 20, 1990, the Company distributed to its holders of Common Stock one preferred stock purchase right (each, a "Right") for each outstanding share of Common Stock. Under certain conditions, each Right may be exercised to purchase one one-hundredth of a share of preferred stock, Series A, par value $.01 per share (the "Series A Preferred Shares"), of the Company at a price of $45. The total number of Rights currently issued or issuable, including Rights issuable in connection with Common Stock which may be issued under the Company's stock incentive plans and upon the conversion of the Company's outstanding Swiss franc convertible bonds, is approximately 23,200,000. Approximately 232,000 Series A Preferred Shares could be purchased upon the exercise of all Rights currently issued or issuable. The number of Rights outstanding and Series A Preferred Shares issuable upon exercise, as well as the Series A Preferred Share purchase price, are subject to customary antidilution adjustments.

     The Rights are evidenced by the certificates for shares of Common Stock, and in general are not transferable apart from the Common Stock or exercisable until after a party has acquired beneficial ownership of or made a tender offer for 10% or more of the outstanding Common Stock of the Company (an "Acquiring Person"), or the occurrence of other events as specified in the Rights Plan. Under certain conditions as specified in the Rights Plan, including but not limited to the acquisition by a party of 15% or more of the outstanding Common Stock of the Company or the acquisition of the Company in a merger or other business combination, each holder of a Right (other than an Acquiring Person, whose Rights will be void) will receive upon exercise thereof and payment of the exercise price that number of shares of Common Stock of the Company or of the other party, as applicable, having a market value of two times the exercise price of the Right.

     The Rights expire on April 20, 2000, and until exercised, the holder thereof, as such, will have no rights as a shareholder of the Company. At the Company's option, the Rights may be redeemed in whole at a price of $.01 per Right at any time prior to becoming exercisable. In general, the Company may also exchange the Rights at a ratio of one share of Common Stock per Right after becoming exercisable but prior to the acquisition of 50% or more of the outstanding shares of Common Stock by any party.

     Series A Preferred Shares issuable upon exercise of the Rights will not be redeemable. Each Series A Preferred Share will have 100 votes and will be entitled to (a) dividends in an amount equal to the greater of $1.00 or 100 times the amount of the dividends per share paid on the Common Stock, (b) a liquidation preference in an amount equal to the greater of $100 or 100 times the amount per share paid on the Common Stock and (c) a payment in connection with a business combination (in which shares of Common Stock are exchanged) equal to 100 times the amount per share paid on the Common Stock.

     The Psychiatric Group Stock will not include, or entitle the holders thereof to receive, the Rights, which will be applicable only to the Company's Common Stock.

LIMITS ON STOCK OWNERSHIP

     The Company's Certificate of Incorporation provides that as a condition to the transfer and/or registration of transfer of any shares of capital stock of the Company which would result in any stockholder owning, directly or indirectly, shares in excess of 9% of the issued and outstanding capital stock of the Company, the proposed transferee must file with the Company an affidavit setting forth the number of shares owned, directly or indirectly, by such transferee. Any acquisition of shares, transfer of shares or any options, warrants or other securities convertible into shares that would result in the disqualification of the Company as a REIT will be deemed void to the fullest extent permitted under applicable law and the intended transferee shall be deemed never to have had an interest therein. If more than 9.8% of the capital stock of the Company has become concentrated in the hands of one beneficial owner, (i) such beneficial owner and its affiliates and associates will be deemed to have offered to sell to the Company or its designee on the date specified in the Company's notice of acceptance of such offer to sell such number of shares sufficient, in the opinion of the Board, to maintain or bring the direct or indirect ownership of the capital stock of the Company held by such beneficial owner to a level of no more than 9.8% of the issued and outstanding capital stock of the Company, and (ii) the Board also will refuse to transfer or issue shares of capital stock to any person whose acquisition of such shares would result in the direct or indirect ownership by that person of more than 9.8% of the issued and outstanding capital stock of the Company. The purchase price for any shares of capital stock of the Company so redeemed will be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notice of acceptance of the offer of sale is sent by the Company, or, if no such closing sales prices or quotations are available, then the purchase price will be equal to the net asset value of such shares as determined in good faith by the Board. The purchase price of any such shares acquired by the Company, or its designee, will be paid, at the option of the Company, in cash or in the form of an unsecured, subordinated promissory note of the Company, or its designee, bearing interest and having a term to maturity (to be not less than 5 nor more than 20 years) as determined by the Board. From and after the tender by the Company of the purchase price therefor, the holder of any shares of capital stock of the Company so called for purchase will cease to be entitled to any rights as a holder of such shares, except the right to payment of the purchase price therefor.

BUSINESS COMBINATION PROVISIONS

     The Certificate of Incorporation requires that Business Combinations (as defined in the Certificate of Incorporation) between the Company and a Beneficial Owner (as defined in the Certificate of Incorporation) of 10% or more of the Company's outstanding shares of Voting Stock (as defined in the Certificate of Incorporation) (a "Related Person"), and any Affiliate (as defined in the Certificate of Incorporation) or Associate (as defined in the Certificate of Incorporation) of such person, be approved by (i) the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock and (ii) the holders of a majority of the outstanding shares of Voting Stock other than such Related Person and such person's Associates and Affiliates, unless a majority of the Continuing Directors (as defined in the Certificate of Incorporation) shall have approved the Business Combination or shall have approved the acquisition of outstanding shares of Voting Stock which caused the Related Person to become a Related Person. In general, Voting Stock means the capital stock of the Company entitled to vote generally in the election of directors, including the Psychiatric Group Stock, and each share is allocated for this purpose the number of votes granted to it generally in the election of directors.

     A "Business Combination" is defined in the Certificate of Incorporation as
(a) any merger or consolidation of the Company or any subsidiary (other than pursuant to Section 253 of the Delaware General Corporation Law with or into any corporation which owns at least 90% of the outstanding shares of each class of stock of the Company or its subsidiary, as applicable) with a Related Person or any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate or Associate of a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition

(in one transaction or a series of transactions) to or with a Related Person or such person's Affiliates or Associates of any assets of the Company (including the securities of a subsidiary) or a subsidiary having a fair market value of $20 million or more, (c) the issuance or transfer of any securities of the Company or a subsidiary by the Company or such subsidiary to any Related Person having an aggregate fair market value of $20 million or more, other than by any distribution pro rata, to, or exchange offer made to, all holders of a publicly held class or series of stock of the Company or any of its subsidiaries, or upon the exercise, conversion or exchange of securities of the Company or any of its subsidiaries which are exercisable, convertible or exchangeable into or for securities of the Company or any of its subsidiaries, (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company by or on behalf of a Related Person or any of such person's Affiliates or Associates or
(e) any reclassification of securities or recapitalization of the Company (including any reverse stock split), or any merger or consolidation of the Company with any of its subsidiaries or any other transaction involving the Company or any of its subsidiaries (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of voting stock of the Company or of any of its subsidiaries directly or indirectly owned by any Related Person or such person's Associates or Affiliates.

     The Company is also subject to the provisions of Section 203 of the Delaware General Corporation Law which relate to business combinations.

STAGGERED BOARD; REMOVAL OF DIRECTORS

     The Board is divided into three classes, each class consisting, as nearly as may be possible, of one-third of the total number of Directors. Directors are elected for a three-year term and the term of one class expires each year. A Director holds office until the annual meeting for the year in which his or her term expires. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Under Delaware law, because the Board is divided into classes, no Director may be removed from office before expiration of his or her term except for cause.

VOTE REQUIRED TO CHANGE CERTAIN PROVISIONS

     The provisions described under "Limits on Stock Ownership" and "Business Combination Provisions" above may not be amended without the affirmative vote of stockholders holding at least 80% of the Voting Stock of the Company and, with respect to the provisions under "Business Combination Provisions" only, a majority vote of the stockholders of Voting Stock who are Disinterested Stockholders (as defined in the Certificate of Incorporation). The provisions described under "Staggered Board" above may not be amended without the affirmative vote of stockholders holding at least 66 2/3% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of Directors.

CERTAIN ANTI-TAKEOVER EFFECTS

     The provisions described under "Preferred Stock Purchase Rights Plan," "Limits on Stock Ownership," "Business Combination Provisions" and "Staggered Board" above may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem in their interests or in which they might receive a substantial premium over market price for their shares. The Board's authority to issue and establish the terms of currently authorized Preferred Stock without stockholder approval may also have the effect of discouraging takeover attempts. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of Common Stock, deprive stockholders of opportunities to sell at a temporarily higher market price. However, the Board believes that the Preferred Stock Purchase Rights Plan and inclusion of the Business Combination and Staggered Board provisions may help assure fair treatment of stockholders and continuity of management and that the Limits on Stock Ownership provision is reasonably necessary to safeguard the Company's REIT status.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description is intended as a summary of the principal provisions of, and is qualified in all respects by reference to, the Depositary Receipts and the Deposit Agreement, forms of which are filed as Exhibit 4.2 to this Registration Statement on Form 8-A.

GENERAL

     Each Depositary Share will represent a one-tenth interest in one share of Psychiatric Group Stock. The Depositary Shares have been approved for quotation on the NASDAQ/NM under the symbol "AHEPZ" ("AHEZV" during when issued trading).

     The shares of Psychiatric Group Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and Chemical Mellon Shareholder Services. Subject to the terms of the Deposit Agreement, each owner of Depositary Shares will be entitled, in proportion to the applicable fractional interest in shares of Psychiatric Group Stock underlying such Depositary Shares, to all the rights and preferences of the Psychiatric Group Stock underlying such Depositary Shares (including dividend, voting and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

     Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary delivery to such holder the whole shares of Psychiatric Group Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts, but holders of such whole shares of Psychiatric Group Stock will not thereafter be entitled to redeposit such shares or to receive Depositary Receipts evidencing Depositary Shares therefor.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of Psychiatric Group Stock to the record holders of Depositary Shares relating to such Psychiatric Group Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. Fractions will be rounded down to the nearest whole cent.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of Psychiatric Group Stock shall be made available to holders of Depositary Shares.

EXCHANGE AND REDEMPTION OF DEPOSITARY SHARES

     If the Company chooses to exchange or redeem the Psychiatric Group Stock underlying the Depositary Shares, the Depositary Shares shall be exchanged or redeemed from the proceeds, whether in the form of cash or newly issued shares of Common Stock, received by the Depositary resulting from the exchange or redemption of the Psychiatric Group Stock held by the Depositary. The Depositary shall mail notice of exchange or redemption not less than 10 and not more than 50 days prior to the date fixed for exchange or redemption to the record holders of the Depositary Shares at the respective addresses appearing in the Depositary's books. The redemption price, or number of shares of Common Stock, per Depositary Share will be equal to the applicable fraction of the redemption price, or number of shares of Common Stock, per share payable with respect to Psychiatric Group Stock; provided, however, that no fractional shares of Common Stock shall be exchanged for Depositary Shares. If any holder of Depositary Shares surrendered for exchange would otherwise be entitled to a fractional share of Common Stock, the Depositary shall deliver to such holder an amount in immediately available funds for such fractional share based upon the fair market value of the Common Stock calculated as set forth under "Description of Capital Stock of the Company -- Exchange and Redemption" above.

     After the date fixed for exchange or redemption, the Depositary Shares will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys, or shares of newly issued Common Stock, as the case may be, payable upon such exchange or redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such exchange or redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PSYCHIATRIC GROUP STOCK

     Upon receipt of notice of any meeting at which the holders of Psychiatric Group Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Shares relating to such Psychiatric Group Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Psychiatric Group Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Psychiatric Group Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Psychiatric Group Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will refrain from voting shares of Psychiatric Group Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Psychiatric Group Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been exchanged for Common Stock or redeemed or (ii) there has been a final distribution in respect of the Psychiatric Group Stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Psychiatric Group Stock and any exchange for Common Stock or redemption of the Psychiatric Group Stock. Holders of Depositary Shares will pay other transfer charges and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of Psychiatric Group Stock.

     Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. Neither the Company nor the Depositary will be subject to any liability under the Deposit Agreement to any holder of a Depositary Share, other than for their gross negligence or willful misconduct, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Psychiatric Group Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Psychiatric Group Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine. Anything herein or in the Deposit Agreement notwithstanding, in no event will the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                           GLOSSARY OF CERTAIN TERMS

     "Available Dividend Amount," on any date (the "calculation date") with respect to the Common Stock or the Psychiatric Group Stock (the "subject group stock") issued with reference to either Group (the "subject group"), means either:

          (i) the excess of (x) an amount equal to the total assets of the subject group less its total liabilities as of such calculation date, determined in accordance with Delaware law applied as if the subject group were a Delaware corporation, over (y) the sum of the aggregate par value of all outstanding subject group stock and all other capital stock of the Company attributed to the subject group; or

          (ii) in case there shall be no such excess, an amount equal to the net profits, if any, of the subject group for the fiscal year in which the dividend is declared and/or the preceding fiscal year, determined in accordance with Delaware law applied as if the subject group were a Delaware corporation.

     "Board" means the Board of Directors of the Company.

     "Common Stock" means the Company's Common Stock, par value $0.01 per share.

     "Company" has the meaning specified on page 2.

     "Core Group" means all assets and liabilities of, and all activities engaged in by, the Company and its subsidiaries, other than assets, liabilities and activities which comprise part of the Psychiatric Group. Future issuances of Common Stock or any other capital stock of the Company (other than Psychiatric Group Stock) will be deemed to be for the account of, and net proceeds from such issuances will be deemed to be assets of, the Core Group. All dividends or other distributions on or repurchases of the Common Stock or any other capital stock of the Company (other than Psychiatric Group Stock), and all costs attributed by the Board to the Core Group, will be deemed to be funded out of assets of the Core Group. In the case of an issuance of shares of Common Stock as a dividend or other distribution on Psychiatric Group Stock, the Psychiatric Group will be deemed to have purchased such shares for an amount equal to the average Market Value of such shares for the ten consecutive Trading Days ending on the last Trading Day prior to the record date for determining holders of Psychiatric Group Stock entitled to receive such dividend or distribution, and an amount equal to such purchase price shall be deemed to have been transferred from the Psychiatric Group to the Core Group.

     "Depositary Shares" means Depositary Shares, each representing a one-tenth interest in one share of Psychiatric Group Stock, issued under the Deposit Agreement between the Company, Chemical Mellon Shareholder Services and the holders from time to time of Depositary Shares.

     "Distribution" has the meaning specified on page 2.

     "Fair Market Value" for any assets means the price that a willing buyer adequately informed and not compelled to buy would pay for such assets to a willing seller adequately informed and not compelled to sell, as determined by the Board (whose determination shall be conclusive).

     "Funds From Operations" as currently defined by the National Association of Real Estate Investment Trusts and as used herein means net income (loss) computed in accordance with GAAP, excluding gains (losses) from sales of property, adjusted for write-downs of mortgage notes and investments in real estate and certain other non-cash items, primarily depreciation and amortization. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indicator of the Company's operating performance or an alternative to cash flow as a measure of liquidity.

     "GAAP" means generally accepted accounting principles.

     "Group" means the Core Group or the Psychiatric Group.

     "Market Value" of any stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such stock on such Trading Day or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the New York Stock Exchange Composite Tape or other national securities exchange, or if the shares of such stock are not listed or admitted to trading on any national securities exchange on such Trading Day, on the NASDAQ/NM, or if the shares of such stock are not listed or admitted to trading on any national securities exchange or quoted on such National Market on such Trading Day, the average of the closing bid and asked prices of a share of such stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such stock (as determined by the Board, whose determination shall be conclusive); provided that, for purposes of determining the ratios which compare the Market Values of Common Stock and Psychiatric Group Stock, as calculated over any period, (i) the "Market Value" of any share of Common Stock and/or Psychiatric Group Stock on any day prior to the "ex" date or any similar date occurring during such period for any dividend or distribution paid or to be paid with respect to such stock shall be reduced by the fair market value of the per share amount of such dividend or distribution (as determined by the Board, whose determination shall be conclusive) and (ii) the "Market Value" of any share of Common Stock and/or Psychiatric Group Stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination occurring during such period or (B) the "ex" date or any similar date occurring during such period for any dividend or distribution with respect to such stock in shares of such stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution. For purposes of the foregoing, the Market Value of the Psychiatric Group Stock on any day will be deemed to equal ten times (or such other ratio as reflects the number or fraction of shares of Psychiatric Group Stock that a Depositary Share represents, if such number or fraction is changed) the Market Value of the Depositary Shares on such day.

     "NASDAQ/NM" means the National Association of Securities Dealers Automated Quotations National Market.

     "Net Fair Market Value" of the Psychiatric Group or Core Group, as the case may be, means the hypothetical Fair Market Value of 100% of the stock of a corporation, assuming the corporation had all of the assets and liabilities of such Group and no other assets or liabilities, as determined by the Board (whose determination shall be conclusive).

     "Net Proceeds from Psychiatric Group Asset Sales" means the net proceeds of any sales of Psychiatric Group investments (after transaction costs and reserves for contingencies).

     "Psychiatric Group" means (a) the interests of the Company and its subsidiaries in their respective investments in psychiatric hospitals, (b) all activities engaged in by the Company and its subsidiaries in connection with such investments and (c) all assets and liabilities of the Company or any of its subsidiaries relating to or arising out of, or otherwise attributed by the Board to, such investments or activities. Future issuances of Psychiatric Group Stock will be deemed to be for the account of, and net proceeds from such issuances will be deemed to be assets of, the Psychiatric Group. All dividends or other distributions on or repurchases of the Psychiatric Group Stock, and all costs attributed by the Board to the Psychiatric Group, will be deemed to be funded out of assets of the Psychiatric Group. In the case of an issuance of shares of Common Stock as a dividend or other distribution on Psychiatric Group Stock, the Psychiatric Group will be deemed to have purchased such shares for an amount equal to the average Market Value of such shares for the ten consecutive Trading Days ending on the last Trading Day prior to the record date for determining holders of Psychiatric Group Stock entitled to receive such dividend or distribution, and an amount equal to such purchase price shall be deemed to have been transferred from the Psychiatric Group to the Core Group.

     "REIT" means a real estate investment trust.

     "Trading Day" means each weekday other than any day on which the Common Stock or Depositary Shares, as the case may be, is not traded on any national securities exchange or the NASDAQ/NM or in the over-the-counter market.

ITEM 2.  EXHIBITS.

       3.1  Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended
            December 31, 1991 (Commission File No. 1-9381)).

       3.2  Amended and Restated By-laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended
            December 31, 1992 (Commission File No. 1-9381)).

      *4.1  Form of certificate representing shares of Psychiatric Group Preferred Stock, par value $0.01 per share, of the Registrant.

       4.2  Form of Deposit Agreement (including form of Depositary Receipt).

       4.3  Draft Certificate of Designations.

      23.1  Consent of Arthur Andersen LLP.

     *27.   Financial Data Schedule.

      99.   Draft Information Statement.

---------------

* Previously filed as an exhibit (Original Commission File No. 1-9381)

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          AMERICAN HEALTH PROPERTIES, INC.

                                          By:    /s/  VICTOR C. STREUFERT
                                                    Victor C. Streufert
                                                 Executive Vice President,
                                                  Chief Financial Officer

Date: June 29, 1995